EXHIBIT 24.1

POWER-OF-ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Lauder, Fabrizio Freda and Tracey T. Travis, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2019 of The Estée Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may only be revoked by a written document executed by the undersigned that expressly revokes this power by referring to the date and subject hereof.

Signature	Title (s)	Date

/s/ FABRIZIO FREDA	President, Chief Executive Officer	August 23, 2019
Fabrizio Freda	and a Director (Principal Executive Officer)

/s/ WILLIAM P. LAUDER	Executive Chairman	August 23, 2019
William P. Lauder	and a Director

/s/ LEONARD A. LAUDER	Director	August 23, 2019
Leonard A. Lauder

/s/ CHARLENE BARSHEFSKY	Director	August 23, 2019
Charlene Barshefsky

/s/ ROSE MARIE BRAVO	Director	August 23, 2019
Rose Marie Bravo

/s/ WEI SUN CHRISTIANSON	Director	August 23, 2019
Wei Sun Christianson

/s/ PAUL J. FRIBOURG	Director	August 23, 2019
Paul J. Fribourg

/s/ IRVINE O. HOCKADAY, JR.	Director	August 23, 2019
Irvine O. Hockaday, Jr.

/s/ JENNIFER HYMAN	Director	August 23, 2019
Jennifer Hyman

/s/ JANE LAUDER	Director	August 23, 2019
Jane Lauder

/s/ RONALD S. LAUDER	Director	August 23, 2019
Ronald S. Lauder

/s/ RICHARD D. PARSONS	Director	August 23, 2019
Richard D. Parsons

/s/ LYNN FORESTER DE ROTHSCHILD	Director	August 23, 2019
Lynn Forester de Rothschild

/s/ BARRY S. STERNLICHT	Director	August 23, 2019
Barry S. Sternlicht

/s/ JENNIFER TEJADA	Director	August 23, 2019
Jennifer Tejada

/s/ RICHARD F. ZANNINO	Director	August 23, 2019
Richard F. Zannino

/s/ TRACEY T. TRAVIS	Executive Vice President and	August 23, 2019
Tracey T. Travis	Chief Financial Officer (Principal Financial and Accounting Officer)